Exhibit 99.1

Care Investment Trust Inc. Announces Completion of Business Combination with Majority Stockholder; Changes Name to Tiptree Financial Inc.

Company Release – 07/01/2013

NEW YORK, July 1, 2013 — Care Investment Trust Inc. (OTCQX: CVTR), now known as Tiptree Financial Inc. (“Tiptree” or the “Company”), today announced the completion of its previously-announced transaction (“Transaction”) with Tiptree Financial Partners, L.P. (“Tiptree LP”) to combine their businesses into a single operating company that will hold and manage the combined companies’ businesses and assets.

In connection with the closing of the Transaction, the Company, formerly known as Care Investment Trust Inc., changed its name to “Tiptree Financial Inc.” and will remain a public company. The Company is seeking a listing of its common stock on a national securities exchange, but no assurance can be made as to the Company’s ultimate ability to do so.

Geoffrey Kauffman, Vice Chairman of the Board of Directors of the Company, has been elected President and Chief Executive Officer of the Company and will remain Vice Chairman of the Board. Julia Wyatt has been elected Chief Financial Officer of the Company. Michael Barnes will remain Executive Chairman of the Company, and Salvatore (“Torey”) Riso, previously President and Chief Executive Officer of Care Investment Trust Inc., will continue to manage the Care business as President and Chief Executive Officer of Care Investment Trust LLC.

“The closing of this combination transaction is an important step in Tiptree’s six-year history. We are excited about the opportunities available to the combined Company, and look forward to continuing to grow Tiptree while providing value and liquidity for investors,” Mr. Kauffman said in a statement.

Effective as of the closing of the Transaction, J. Rainer Twiford, Jean-Michel (Mitch) Wasterlain and Mr. Riso resigned from the Board of Directors of the Company. Effective as of the closing of the Transaction, Richard A. Price and Bradley E. Smith were elected to the Board of the Company. Jonathan Ilany and William Houlihan will continue as members of the Board of the Company.

Pursuant to the Contribution Agreement, the Company renamed its existing common stock as “Class A common stock” with no change in the economic or voting rights of such stock, and reclassified a certain number of authorized and unissued shares of common stock as “Class B common stock” that was issued to Tiptree LP upon the closing of the Transaction. The Company now holds approximately 25% of the membership interests in, and is the managing member of, the Operating Subsidiary, and Tiptree LP now holds approximately 75% of the membership interests in the Operating Subsidiary plus shares of Class B common stock of the Company, which shares will have proportionate voting rights but no economic rights.

About Tiptree Financial Inc.

Tiptree is a diversified holding company. Through its operating subsidiary, Tiptree Operating Company, LLC, Tiptree’s primary focus is on four sectors of financial services: insurance and insurance services, real estate, asset management and specialty finance (including corporate, consumer and tax-exempt credit).

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving the Company and Tiptree LP, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. There are various factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control, including economic, business, funding market, competitive and/or regulatory factors. Factors such as these are set forth under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in the Company’s most recent Annual Report on Form 10-K and its quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

AT TIPTREE FINANCIAL INC.:

(212) 446-1400

ir@tiptreefinancial.com